Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0380010
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5757 N. Green Bay Avenue
P. O. Box 591
Milwaukee, Wisconsin	53201
(Address of principal executive offices)	(Zip Code)

*Johnson Controls Savings and Investment (401K) Plan
*Johnson Controls Automotive Systems Group Production Employees
Savings and Investment (401K) Plan
*Johnson Controls IFM Retirement Savings Plan/
Commercial North America Account Level Employees
*Johnson Controls Interiors PERT Plan
*Johnson Controls World Services Inc. Retirement Savings Plan
*Bridgewater, LLC Savings and Investment (401K) Plan

(Full title of the plans)

John P. Kennedy
Secretary
Johnson Controls, Inc.
5757 N. Green Bay Avenue
P. O. Box 591
Milwaukee, Wisconsin 53201
(414) 228-1200
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of	Amount	Proposed Maximum	Proposed Maximum
Securities to be	to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $0.04 1/6 par value	8,000,000 shares	$56.48 (1)	$451,840,000 (1)	$57,248.13

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Johnson Controls, Inc. Common Stock on the New York Stock Exchange, Inc. on July 29, 2004.

       In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
EXHIBIT INDEX
Opinion of John P. Kennedy, General Counsel
IRS Determination Letters for the Company's 401-K Plans
Opinion of Foley & Lardner LLP
Consent of PricewaterhouseCoopers LLP

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

                The following documents filed with the Commission by Johnson Controls, Inc. (the “Company”) or by Johnson Controls Savings and Investment (401K) Plan, Johnson Controls Automotive Systems Group Production Employees Savings and Investment (401K) Plan, Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees, Johnson Controls Interiors PERT Plan, Johnson Controls World Services Inc. Retirement Savings Plan and Bridgewater, LLC Savings and Investment (401K) Plan (the “Plans”) are hereby incorporated herein by reference:

                1.      The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2003, which includes certified financial statements of the Company as of and for the fiscal year ended September 30, 2003.

                2.      Each of the Plan’s Annual Reports on Form 11-K for the year ended December 31, 2003, which includes certified financial statements for each of the Plans as of and for the year ended December 31, 2003.

                3.      All other reports filed by the Company since September 30, 2003 pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended.

                4.      The description of the Company’s Common Stock contained in Item 1 of the Company’s Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company’s definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company’s Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

                All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

                  Not applicable.

Item 5.      Interests of Named Experts and Counsel.

                  None.

Item 6.      Indemnification of Directors and Officers.

                   Pursuant to the Wisconsin Business Corporation Law and the Company’s Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

                  Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

                  The indemnification provided by the Wisconsin Business Corporation Law and the Company’s By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

                  The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.       Exemption from Registration Claimed.

                   Not applicable.

Item 8.       Exhibits.

                  The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

                   The undersigned Registrant has submitted the Johnson Controls Interiors PERT Plan to the IRS in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.      Undertakings.

        (a)      The undersigned Registrant hereby undertakes:

        (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

                (2)      That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b)      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of July 28, 2004.

JOHNSON CONTROLS, INC.
By:	/s/ John M. Barth
John M. Barth
Chairman and Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of July 28, 2004, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Stephen A. Roell and John P. Kennedy, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ John M. Barth John M. Barth	Chairman, Chief Executive Officer and Director (principal executive officer)

/s/ Stephen A. Roell Stephen A. Roell	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ R. Bruce McDonald R. Bruce McDonald	Vice President and Corporate Controller (principal accounting officer)

/s/ Dennis Archer Dennis Archer	Director

/s/ Robert L. Barnett Robert L. Barnett	Director

/s/ Natalie A. Black Natalie A. Black	Director

/s/ Paul A. Brunner Paul A. Brunner	Director

/s/ Robert A. Cornog Robert A. Cornog	Director

/s/ Willie D. Davis Willie D. Davis	Director

/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director

/s/ James H. Keyes James H. Keyes	Director

/s/ William H. Lacy William H. Lacy	Director

Southwood J. Morcott	Director

/s/ Richard F. Teerlink Richard F. Teerlink	Director

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Savings and Investment (401K) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

JOHNSON CONTROLS SAVINGS AND INVESTMENT (401K) PLAN

By: /s/ Susan Davis

Susan Davis

By: /s/ John P. Kennedy

John P. Kennedy

By: /s/ Stephen A. Roell

Stephen A. Roell

The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Savings and Investment (401K) Plan.

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Automotive Systems Group Production Employees Savings and Investment (401K) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

JOHNSON CONTROLS AUTOMOTIVE SYSTEMS GROUP PRODUCTION EMPLOYEES SAVINGS AND INVESTMENT (401K) PLAN

By: /s/ Susan Davis

Susan Davis

By: /s/ John P. Kennedy

John P. Kennedy

By: /s/ Stephen A. Roell

Stephen A. Roell

The foregoing persons are all members of the Johnson
Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls Automotive Systems Group Production Employees Savings and Investment (401K) Plan.

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

JOHNSON CONTROLS IFM RETIREMENT SAVINGS PLAN/COMMERCIAL NORTH AMERICA ACCOUNT LEVEL EMPLOYEES

By: /s/ Susan Davis

Susan Davis

By: /s/ John P. Kennedy

John P. Kennedy

By: /s/ Stephen A. Roell

Stephen A. Roell

The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Johnson Controls IFM Retirement Savings Plan/Commercial North America Account Level Employees.

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Interiors PERT Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

JOHNSON CONTROLS INTERIOR PERT PLAN

By: /s/ Susan Davis

Susan Davis

By: /s/ John P. Kennedy

John P. Kennedy

By: /s/ Stephen A. Roell

Stephen A. Roell

The foregoing persons are all members of the Johnson Controls Employee Benefit Policy Committee, which is the administrator of the Johnson Controls Interiors PERT Plan.

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls World Services Inc. Employee Benefits Committee, which administers the Johnson Controls World Services Inc. Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

JOHNSON CONTROLS WORLD SERVICES INC. RETIREMENT SAVINGS PLAN

By: /s/ Mark A. Gow

Mark A. Gow

By: /s/ Bettie J. Kennedy

Bettie J. Kennedy

By: /s/ James E. Kaylor

James E. Kaylor

The foregoing persons are all members of the Johnson Controls World Services Inc. Employee Benefits Committee, which is the administrator of the Johnson Controls World Services Inc. Retirement Savings Plan.

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Bridgewater, LLC Savings and Investment (401K) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 28th day of July, 2004.

BRIDGEWATER, LLC SAVINGS AND INVESTMENT (401K) PLAN

By: /s/ Susan Davis

Susan Davis

By: /s/ John P. Kennedy

John P. Kennedy

By: /s/ Stephen A. Roell

Stephen A. Roell

The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the Bridgewater, LLC Savings and Investment (401K) Plan.

EXHIBIT INDEX

Exhibit No.	Exhibit

(5.1)	Opinion of John P. Kennedy, General Counsel of the Company
(5.2)	IRS determination letters for the Company’s 401-K Plans
(5.3)	Opinion of Foley & Lardner LLP
(23.1)	Consent of PricewaterhouseCoopers LLP Consent of Coleman & Williams, Ltd.
(24)	Powers of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

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